Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Rebecca Gardy	Thomas Hushen
(856) 342-6081	(856) 342-5227
rebecca_gardy@campbells.com	thomas_hushen@campbells.com

CAMPBELL REPORTS THIRD-QUARTER RESULTS

Prioritizing the Safety of Our Employees and Meeting the Needs of Customers,
Consumers and Communities During the Pandemic

•Net Sales Increased 15%; Organic Net Sales Increased 17% Reflecting Increased Demand for Our Products
•Earnings Per Share (EPS) from Continuing Operations of $0.55 Increased 34%; Adjusted EPS of $0.83 Increased 57%
•Campbell Raises Fiscal 2020 Guidance to Reflect Improved Outlook Based on Current Operating Environment

CAMDEN, N.J., Jun. 3, 2020—Campbell Soup Company (NYSE:CPB) today reported its third-quarter results for fiscal 2020.

Continuing Operations	Three Months Ended			Nine Months Ended
($ in millions, except per share)
	Apr. 26, 2020	Apr. 28, 2019	% Change	Apr. 26, 2020	Apr. 28, 2019	% Change
Net Sales
As Reported (GAAP)	$2,238	$1,953	15%	$6,583	$6,327	4%
Organic			17%			5%
Earnings Before Interest and Taxes (EBIT)
As Reported (GAAP)	$273	$245	11%	$940	$896	5%
Adjusted	$386	$294	31%	$1,142	$1,014	13%
Diluted Earnings Per Share
As Reported (GAAP)	$0.55	$0.41	34%	$1.66	$1.59	4%
Adjusted	$0.83	$0.53	57%	$2.34	$1.89	24%

Note: A detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information is included at the end of this news release.

CEO Comments
Mark Clouse, Campbell’s President and CEO, stated, “Since the onset of the COVID-19 pandemic, we have simplified our mission to keep our people safe, while meeting the urgent need for food and supporting the communities in which we operate. I am incredibly proud of how the entire Campbell organization has mobilized and want to thank our team, especially those on the front lines, for continuing to step up to ensure our food is readily available across North America.

“In the quarter, we experienced unprecedented broad-based demand across our brands as consumers sought food that delivered comfort, quality and value. This demand resulted in double-digit increases in organic sales, adjusted EBIT and adjusted EPS. In addition, Campbell’s products were purchased by millions of new households, with total company household penetration increasing over 6 percentage points in the quarter compared to the third quarter of fiscal 2019.”

Items Impacting Comparability for Continuing Operations
The table below presents a summary of items impacting comparability in each period. A detailed reconciliation of the reported (GAAP) financial information to the adjusted information is included at the end of this news release.

	Diluted Earnings Per Share
	Three Months Ended		Nine Months Ended
	Apr. 26, 2020	Apr. 28, 2019	Apr. 26, 2020	Apr. 28, 2019
As Reported (GAAP)	$0.55	$0.41	$1.66	$1.59

Restructuring charges, implementation costs and other related costs associated with cost savings initiatives	$0.04	$0.05	$0.13	$0.23

Net pension settlement losses	$0.13	$0.07	$0.11	$0.07

Loss on investments	$0.12	—	$0.12	—

Loss on extinguishment of debt	—	—	$0.19	—

Costs associated with divestitures	—	—	$0.13	—

Nonrecurring tax expense related to U.S. Tax Reform	—	—	—	$0.01
Adjusted	$0.83*	$0.53	$2.34	$1.89*
*Numbers do not add due to rounding.

Third-Quarter Results from Continuing Operations
Net sales increased 15% to $2.24 billion. Organic net sales, which exclude the impact from the divested European chips business, increased 17% from the prior year driven by favorable volume in both Meals & Beverages and Snacks reflecting increased demand for at-home food consumption with the stay-at-home mandate.

Gross margin increased from 33.5% to 34.5%. Excluding items impacting comparability, adjusted gross margin increased 100 basis points to 34.7% driven by favorable product mix and improved operating leverage, as well as the benefits from supply chain productivity improvements and cost savings initiatives, offset partly by cost inflation and other supply chain costs, including mark-to-market losses on outstanding commodity hedges, driven primarily by diesel hedges, and costs related to COVID-19.

Marketing and selling expenses increased 11% to $239 million. Excluding items impacting comparability in the prior year, adjusted marketing and selling expenses increased 12%, driven primarily by increased investments in advertising and consumer promotion expenses and higher incentive compensation accruals, offset partly by the benefit of cost savings initiatives. Administrative expenses increased 3% to $154 million. Excluding items impacting comparability, adjusted administrative expenses increased 4%, primarily reflecting higher incentive compensation accruals, as well as higher general administration costs and inflation and investments in information technology, offset partly by the benefits from cost savings initiatives and lower benefits costs.

Other expenses were $81 million as compared to $20 million in the prior year. Excluding items impacting comparability, adjusted other income was $18 million compared to $8 million in the prior year.

As reported EBIT increased 11% to $273 million. Excluding items impacting comparability, adjusted EBIT increased 31% to $386 million as higher sales volumes and improved gross margin performance were offset partly by increased marketing investment.

Net interest expense was $55 million compared to $89 million in the prior year reflecting lower levels of debt. The tax rate was 23.9% as compared to 21.2% in the prior year. Excluding items impacting comparability, the adjusted tax rate increased 210 basis points to 23.6%.

The company reported EPS of $0.55 per share. Excluding items impacting comparability, adjusted EPS increased 57% to $0.83 per share, reflecting an increase in adjusted EBIT and lower net interest expense.

Nine-Month Results from Continuing Operations
Net sales increased 4% to $6.58 billion. Organic net sales, which exclude the impact from the sale of the European chips business, increased 5% from the prior year driven by gains in both Meals & Beverages and Snacks.

As reported EBIT increased 5% to $940 million. Excluding items impacting comparability, adjusted EBIT increased 13% to $1.14 billion reflecting higher sales volume, improved gross margin performance and higher adjusted other income, offset partly by increased marketing investment.

Net interest expense was $281 million compared to $270 million in the prior year reflecting a loss on the extinguishment of debt. Excluding items impacting comparability in the current year, adjusted net interest expense decreased 24% from the prior year to $206 million reflecting lower levels of debt. The tax rate was 23.2% as compared to 23.5% in the prior year. Excluding items impacting comparability, the adjusted tax rate increased 80 basis points from 23.3% to 24.1%.

The company reported EPS of $1.66 per share. Excluding items impacting comparability, adjusted EPS increased 24% to $2.34 per share reflecting the increase in adjusted EBIT and lower adjusted net interest expense.

Cash flows from operations were $1.13 billion compared to $1.15 billion in the prior year due primarily to changes in working capital, offset partly by increased cash earnings. Total debt was reduced by $1.78 billion during the first nine months of fiscal 2020 primarily due to successful deleveraging in the second quarter following the completion of the company’s previously announced divestiture plan. Year-to-date capital investments were $220 million compared to $274 million in the prior year reflecting delays in certain projects impacted by the current operating environment. In line with the company’s commitment to returning value to shareholders, during the first nine months of fiscal 2020, the company paid $320 million of cash dividends reflecting the quarterly dividend rate of $0.35 per share.

Campbell Raises Fiscal 2020 Guidance
As a result of our performance in the third quarter, which was significantly impacted by the increase in demand of our products amidst the COVID-19 pandemic, and our current outlook for continued demand for our products, we are raising our fiscal 2020 outlook for net sales, adjusted EBIT and adjusted EPS as shown in the table below. Although the effect of the COVID-19 pandemic on our sales, adjusted EBIT and adjusted EPS cannot be predicted with certainty, this revised outlook reflects our current expectation of trends through the balance of the fiscal year.

Fiscal 2020 comprises 53 weeks, one additional week compared to fiscal 2019. The benefit of the 53rd week, consistent with the prior fiscal 2020 guidance, is estimated to be worth two points of net sales, adjusted EBIT and adjusted EPS. The outlook for organic net sales excludes the negative impact from the sale of the European chips business along with the estimated contribution of the 53rd week.

Continuing Operations	2019 Results	Previous 2020 Guidance	Updated 2020 Guidance
($ in millions, except per share)
Net Sales	$8,107	-1 to +1%	+5.5 to +6.5%

Organic Net Sales		-1 to +1%	+5.5 to +6.5%

Adjusted EBIT	$1,266*	+2 to +4%	+12 to +14%

Adjusted EPS	$2.30*	+11 to +13% $2.55 to $2.60	+25 to +27% $2.87 to $2.92

* Adjusted - refer to the detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information at the end of this news release.
Note: A non-GAAP reconciliation is not provided for 2020 guidance as certain amounts are not estimable, such as pension and postretirement mark-to-market adjustments, and these items are not considered to reflect the company's ongoing business results.

Cost Savings Program from Continuing Operations
In the third quarter of fiscal 2020, Campbell achieved $30 million in savings under its multi-year cost savings program, inclusive of Snyder’s-Lance synergies, bringing total program-to-date savings to $680 million. Year-to-date savings were $120 million through the first nine months of fiscal 2020. As previously announced, the company expects to deliver cumulative annualized savings of $850 million by the end of fiscal 2022.

Segment Operating Review
An analysis of net sales and operating earnings by reportable segment follows:

	Three Months Ended Apr. 26, 2020
	($ in millions)
	Meals & Beverages	Snacks	Total
Net Sales, as Reported	$1,210	$1,028	$2,238

Volume and Mix	21%	12%	17%
Price and Sales Allowances	—%	—%	—%
Promotional Spending	—%	—%	—%
Organic Net Sales	21%	12%	17%
Currency	—%	—%	—%
Divestiture	—%	(3)%	(2)%
% Change vs. Prior Year	20%*	9%	15%

Segment Operating Earnings	$275	$154
% Change vs. Prior Year	35%	19%
*Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

	Nine Months Ended Apr. 26, 2020
	($ in millions)
	Meals & Beverages	Snacks	Total
Net Sales, as Reported	$3,628	$2,955	$6,583

Volume and Mix	5%	5%	5%
Price and Sales Allowances	1%	—%	1%
Promotional Spending	(1)%	—%	(1)%
Organic Net Sales	5%	5%	5%
Currency	—%	—%	—%
Divestiture	—%	(2)%	(1)%
% Change vs. Prior Year	5%	3%	4%

Segment Operating Earnings	$799	$415
% Change vs. Prior Year	7%	8%
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

Meals & Beverages
Net sales in the quarter increased 20%. Excluding the impact from currency, net sales increased 21% driven primarily by gains across the U.S. retail business, including gains in soups, Prego pasta sauces, V8 beverages, Campbell’s pasta, Pace Mexican sauces and Swanson canned poultry, as well as gains in Canada, partially offset by declines in foodservice. Volume and mix were favorable in the retail business with increased demand of food purchases for at-home consumption, offset partly by the negative impact on the foodservice business as a result of stay-at-home mandates and other restrictions. Sales of U.S. soup increased 35% due to gains in condensed soups, ready-to-serve soups and broth.

Segment operating earnings increased 35%. The increase was primarily due to sales volume gains and improved gross profit performance, partially offset by increased marketing support. Gross profit performance was impacted by improved operating leverage and favorable product mix, as well as the benefits of supply chain productivity improvements and cost savings initiatives, partially offset by cost inflation and higher other supply chain costs reflecting COVID-19 related costs.

Snacks
Net sales in the quarter increased 9%. Excluding the impact from the sale of the European chips business, net sales increased 12% driven primarily by volume gains reflecting increased demand of food purchases for at-home consumption, as well as base business performance. These sales results reflect gains in fresh bakery products, Goldfish crackers, and Pepperidge Farm cookies, as well as Kettle Brand and Cape Cod potato chips, Pop Secret popcorn, Snyder’s of Hanover pretzels, Lance sandwich crackers, Late July snacks, and Snack Factory Pretzel Crisps.

Segment operating earnings increased 19%. The increase was primarily due to sales volume gains and improved gross profit performance, partially offset by increased marketing support and higher selling expenses. Gross profit performance was impacted by favorable product mix and improved operating leverage, as well as the benefits of supply chain productivity improvements and cost savings initiatives, partially offset by cost inflation and higher other supply chain costs reflecting COVID-19 related costs.

Corporate
Corporate expenses in the third quarter of fiscal 2020 included costs related to a pension settlement loss of $54 million, costs related to investment losses of $45 million, and costs related to cost savings initiatives of $14 million. Corporate expenses in the third quarter of fiscal 2019 included costs related to a pension settlement loss of $28 million and costs related to cost savings initiatives of $19 million. The remaining increase in expenses primarily reflects higher losses on outstanding commodity hedges, offset partly by higher other income.

Presentation Materials and Q&A Webcast
Campbell will post a pre-recorded management presentation and remarks today at approximately 7:15 a.m. ET. The materials will be available at investor.campbellsoupcompany.com/events-and-presentations. Given the unprecedented circumstances related to the COVID-19 pandemic, Campbell is taking this approach to allow more time for a live question and answer (Q&A) session for analysts. Campbell will host a live Q&A-only call today at 8:30 a.m. Eastern Time. To join, dial +1 (703) 639-1316. The access code is 3437559. Access to a live webcast of the Q&A, as well as a webcast replay of the call, will be available at investor.campbellsoupcompany.com/events-and-presentations. A teleconference recording of the Q&A call will also be available until midnight on June 17, 2020, at +1 (404) 537-3406. The access code for the teleconference recording is 3437559.

Reportable Segments
Campbell Soup Company earnings results are reported as follows:

Meals & Beverages includes the retail and foodservice businesses in the U.S. and Canada. The segment includes the following products: Campbell’s condensed and ready-to-serve soups; Swanson broth and stocks; Pacific Foods broth, soups and non-dairy beverages; Prego pasta sauces; Pace Mexican sauces; Campbell’s gravies, pasta, beans and dinner sauces; Swanson canned poultry; Plum baby food and snacks; V8 juices and beverages; and Campbell’s tomato juice.

Snacks includes Pepperidge Farm cookies, crackers, fresh bakery and frozen products in U.S. retail, including Milano cookies and Goldfish crackers, as well as Snyder’s of Hanover pretzels, Lance sandwich crackers, Cape Cod and Kettle Brand potato chips, Late July snacks, Snack Factory Pretzel Crisps, Pop Secret popcorn, Emerald nuts, and other snacking products in the U.S. and Canada. Beginning in fiscal 2020, the segment also includes the retail business in Latin America. Prior to fiscal 2020, the business in Latin America was managed as part of the Meals & Beverages segment. Prior-period segment results have been adjusted retrospectively to reflect this change. On Oct. 11, 2019, Campbell completed the sale of the European chips business. The results for the

European chips business up through the time of sale are included as part of the Snacks segment.

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our purpose, "Real food that matters for life's moments." For generations, people have trusted Campbell to provide authentic, flavorful and affordable snacks, soups and simple meals, and beverages. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet's natural resources. The company is a member of the Standard and Poor's 500 and the FTSE4Good Index.
For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo.

Forward-Looking Statements
This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including any statements made regarding sales, EBIT and EPS guidance, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include: (1) the company’s ability to execute on and realize the expected benefits from its strategy, including growing sales in snacks and maintaining its market share position in soup; (2) the impact of strong competitive responses to the company’s efforts to leverage its brand power with product innovation, promotional programs and new advertising; (3) the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; (4) the company’s indebtedness and ability to pay such indebtedness; (5) impacts of, and associated responses to, the COVID-19 pandemic; (6) the ability to realize projected cost savings and benefits from cost savings initiatives and the integration of recent acquisitions; (7) disruptions to the company’s supply chain and/or operations, as well as fluctuations in the supply of and inflation in energy and raw and packaging materials cost; (8) the company’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; (9) changes in consumer demand for the company’s products and favorable perception of the company’s brands; (10) changing inventory management practices by certain of the company’s key customers; (11) a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the company’s key customers maintain significance to the company’s business; (12) product quality and safety issues, including recalls and product liabilities; (13) the possible disruption to the independent contractor distribution models used by certain of the company’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (14) the uncertainties of litigation and regulatory actions against the company; (15) the costs, disruption and diversion of management’s attention associated with activist investors; (16) a material failure in or breach of the company’s information technology systems; (17) impairment to goodwill or other intangible assets; (18) the company’s ability to protect its intellectual property rights; (19) increased liabilities and costs related to the company’s defined benefit pension plans; (20) the company’s ability to attract and retain key talent; (21) changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; (22) unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters, other pandemics or other calamities; and (23) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.
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CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	April 26, 2020	April 28, 2019
Net sales	$2,238	$1,953
Costs and expenses
Cost of products sold	1,466	1,298
Marketing and selling expenses	239	215
Administrative expenses	154	150
Research and development expenses	25	23
Other expenses / (income)	81	20
Restructuring charges	—	2
Total costs and expenses	1,965	1,708
Earnings before interest and taxes	273	245
Interest, net	55	89
Earnings before taxes	218	156
Taxes on earnings	52	33
Earnings from continuing operations	166	123
Earnings (loss) from discontinued operations	2	(39)
Net earnings	168	84
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$168	$84
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$.55	$.41
Earnings (loss) from discontinued operations	.01	(.13)
Net earnings attributable to Campbell Soup Company	$.56	$.28
Weighted average shares outstanding - basic	302	301
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.55	$.41
Earnings (loss) from discontinued operations	.01	(.13)
Net earnings attributable to Campbell Soup Company*	$.55	$.28
Weighted average shares outstanding - assuming dilution	304	302
*The sum of individual per share amounts may not add due to rounding.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Nine Months Ended
	April 26, 2020	April 28, 2019
Net sales	$6,583	$6,327
Costs and expenses
Cost of products sold	4,331	4,240
Marketing and selling expenses	682	647
Administrative expenses	436	444
Research and development expenses	69	66
Other expenses / (income)	115	12
Restructuring charges	10	22
Total costs and expenses	5,643	5,431
Earnings before interest and taxes	940	896
Interest, net	281	270
Earnings before taxes	659	626
Taxes on earnings	153	147
Earnings from continuing operations	506	479
Earnings (loss) from discontinued operations	1,036	(260)
Net earnings	1,542	219
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$1,542	$219
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$1.68	$1.59
Earnings (loss) from discontinued operations	3.43	(.86)
Net earnings attributable to Campbell Soup Company	$5.11	$.73
Weighted average shares outstanding - basic	302	301
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$1.66	$1.59
Earnings (loss) from discontinued operations	3.41	(.86)
Net earnings attributable to Campbell Soup Company	$5.07	$.73
Weighted average shares outstanding - assuming dilution	304	302

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	April 26, 2020	April 28, 2019	Percent Change
Sales
Contributions:
Meals & Beverages	$1,210	$1,006	20%
Snacks	1,028	947	9%
Total sales	$2,238	$1,953	15%
Earnings
Contributions:
Meals & Beverages	$275	$204	35%
Snacks	154	129	19%
Total operating earnings	429	333	29%
Corporate	(156)	(86)
Restructuring charges	—	(2)
Earnings before interest and taxes	273	245	11%
Interest, net	55	89
Taxes on earnings	52	33
Earnings from continuing operations	166	123
Earnings (loss) from discontinued operations	2	(39)
Net earnings	168	84	100%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$168	$84	100%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.55	$.41
Earnings (loss) from discontinued operations	.01	(.13)
Net earnings attributable to Campbell Soup Company*	$.55	$.28	96%
*The sum of individual per share amounts may not add due to rounding.

Beginning in fiscal 2020, the business in Latin America is managed as part of the Snacks segment. In fiscal 2019, the business in Latin America was managed as part of the Meals & Beverages segment.

On June 16, 2019, the company sold its Bolthouse Farms business. In the third quarter of fiscal 2019, the company also sold its refrigerated soup plant and its Garden Fresh Gourmet business. Beginning in the third quarter of fiscal 2019, the results of these businesses were reported as discontinued operations. The businesses were historically included in the Campbell Fresh segment. A portion of the U.S. refrigerated soup business was retained and is reported as part of foodservice in Meals & Beverages.

On September 23, 2019, the company sold the Kelsen Group; and on December 23, 2019, the company sold its Arnott's business and certain other international operations. Beginning in the fourth quarter of fiscal 2019, the results of these businesses were reported as discontinued operations. The businesses were historically included in the Snacks segment.
Prior periods have been adjusted retrospectively to reflect these changes.

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Nine Months Ended
	April 26, 2020	April 28, 2019	Percent Change
Sales
Contributions:
Meals & Beverages	$3,628	$3,457	5%
Snacks	2,955	2,869	3%
Corporate	—	1	n/m
Total sales	$6,583	$6,327	4%
Earnings
Contributions:
Meals & Beverages	$799	747	7%
Snacks	415	386	8%
Total operating earnings	1,214	1,133	7%
Corporate	(264)	(215)
Restructuring charges	(10)	(22)
Earnings before interest and taxes	940	896	5%
Interest, net	281	270
Taxes on earnings	153	147
Earnings from continuing operations	506	479
Earnings (loss) from discontinued operations	1,036	(260)
Net earnings	1,542	219	n/m
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$1,542	$219	n/m
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$1.66	$1.59
Earnings (loss) from discontinued operations	3.41	(.86)
Net earnings attributable to Campbell Soup Company	$5.07	$.73	n/m
n/m - not meaningful

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(millions)

	April 26, 2020	April 28, 2019
Current assets	$2,746	$1,489
Current assets of discontinued operations	—	672
Plant assets, net	2,340	2,438
Intangible assets, net	7,343	7,464
Other assets	289	175
Noncurrent assets of discontinued operations	—	1,530
Total assets	$12,718	$13,768
Current liabilities	$3,269	$2,903
Current liabilities of discontinued operations	—	608
Long-term debt	5,191	7,500
Other liabilities	1,677	1,461
Noncurrent liabilities of discontinued operations	—	59
Total equity	2,581	1,237
Total liabilities and equity	$12,718	$13,768
Total debt*	$6,695	$9,280
Total cash and cash equivalents*	$1,242	$206
*Includes discontinued operations as of April 28, 2019.

On December 23, 2019, the company sold its Arnott's business and certain other international operations. On September 23, 2019, the company sold the Kelsen Group. On June 16, 2019, the company sold its Bolthouse Farms business. The assets and liabilities of these businesses are reported as assets and liabilities of discontinued operations as of April 28, 2019.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(millions)

	Nine Months Ended
	April 26, 2020	April 28, 2019
Cash flows from operating activities:
Net earnings	$1,542	$219
Adjustments to reconcile net earnings to operating cash flow
Impairment charges	—	360
Restructuring charges	10	22
Stock-based compensation	47	45
Pension and postretirement benefit income	(11)	(16)
Depreciation and amortization	241	349
Deferred income taxes	35	50
Net (gain) loss on sales of businesses	(975)	18
Loss on extinguishment of debt	75	—
Investment losses	49	—
Other	74	21
Changes in working capital, net of acquisition and divestitures
Accounts receivable	(121)	(63)
Inventories	118	156
Prepaid assets	(4)	(19)
Accounts payable and accrued liabilities	92	60
Other	(47)	(54)
Net cash provided by operating activities	1,125	1,148
Cash flows from investing activities:
Purchases of plant assets	(220)	(274)
Purchases of route businesses	(10)	(27)
Sales of route businesses	8	29
Business acquired, net of cash acquired	—	(18)
Sales of businesses, net of cash divested	2,537	54
Other	3	14
Net cash provided by (used in) investing activities	2,318	(222)
Cash flows from financing activities:
Short-term borrowings	5,610	4,681
Short-term repayments	(6,405)	(4,995)
Long-term borrowings	1,000	—
Long-term repayments	(499)	(300)
Dividends paid	(320)	(318)
Treasury stock issuances	23	—
Payments related to tax withholding for stock-based compensation	(10)	(8)
Payments related to extinguishment of debt	(1,768)	—
Payments of debt issuance costs	(9)	(1)
Net cash used in financing activities	(2,378)	(941)
Effect of exchange rate changes on cash	(2)	(5)
Net change in cash and cash equivalents	1,063	(20)
Cash and cash equivalents — beginning of period	31	49
Cash balance of discontinued operations — beginning of period	148	177
Cash balance of discontinued operations — end of period	—	(161)
Cash and cash equivalents — end of period	$1,242	$45

Reconciliation of GAAP to Non-GAAP Financial Measures
Third Quarter Ended April 26, 2020
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the company's historical operating results and trends in its underlying operating results, and provides transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company's performance. Beginning in the third quarter of fiscal 2019, the results of the Campbell Fresh segment were reported as discontinued operations. Beginning in the fourth quarter of fiscal 2019, the results of the Kelsen Group, Arnott's and certain other international operations (Campbell International), which represented the former international biscuits and snacks operating segment, were reported as discontinued operations. On October 11, 2019, the company sold its European chips business. The results of the business through the date of sale are reflected in continuing operations within the Snacks segment.
Organic Net Sales
Organic net sales are net sales excluding the impact of currency, acquisitions, divestitures, and the additional week in fiscal 2020. Management believes that excluding these items, which are not part of the ongoing business, improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales follows.

Three Months Ended
	April 26, 2020			April 28, 2019			% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Impact of Divestiture	Organic Net Sales	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$1,210	$3	$1,213	$1,006	$—	$1,006	20%	21%
Snacks	1,028	(1)	1,027	947	(33)	914	9%	12%
Total Net Sales	$2,238	$2	$2,240	$1,953	$(33)	$1,920	15%	17%

Nine Months Ended
	April 26, 2020			April 28, 2019			% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Impact of Divestiture	Organic Net Sales	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$3,628	$4	$3,632	$3,457	$—	$3,457	5%	5%
Snacks	2,955	—	2,955	2,869	(65)	2,804	3%	5%
Corporate	—	—	—	1	—	1	n/m	n/m
Total Net Sales	$6,583	$4	$6,587	$6,327	$(65)	$6,262	4%	5%
n/m - not meaningful
Items Impacting Earnings
Management believes that financial information excluding certain items that are not considered to reflect the ongoing operating results, such as those listed below, improves the comparability of year-to-year results. Consequently, management believes that investors may be able to better understand its results excluding these items.

The following items impacted earnings:
Continuing Operations
(1)The company has implemented several cost savings initiatives in recent years.
In the third quarter of fiscal 2020, the company recorded implementation costs and other related costs of $10 million in Administrative expenses and $4 million in Cost of products sold (aggregate impact of $11 million after tax, or $.04 per share) related to these initiatives. In the nine-month period of fiscal 2020, the company recorded Restructuring charges of $10 million and implementation costs and other related costs of $31 million in Administrative expenses, $6 million in Cost of products sold, $2 million in Marketing and selling expenses, and $1 million in Research and development expenses (aggregate impact of $38 million after tax, or $.13 per share) related to these initiatives. In the third quarter of fiscal 2019, the company recorded Restructuring charges of $2 million and implementation costs and other related costs of $12 million in Administrative expenses, $4 million in Cost of products sold, $2 million in Marketing and selling expenses, and $1 million in Research and development expenses (aggregate impact of $16 million after tax, or $.05 per share) related to these initiatives. In the nine-month period of fiscal 2019, the company recorded Restructuring charges of $22 million and implementation costs and other related costs of $35 million in Administrative expenses, $25 million in Cost of products sold, $6 million in Marketing and selling expenses, and $2 million in Research and development expenses (aggregate impact of $68 million after tax, or $.23 per share). For the year ended July 28, 2019, the company recorded Restructuring charges of $31 million and implementation costs and other related costs of $62 million in Administrative expenses, $18 million in Cost of products sold, $7 million in Marketing and selling expenses, and $3 million in Research and development expenses (aggregate impact of $92 million after tax, or $.30 per share) related to these initiatives.
(2)In the third quarter of fiscal 2020, the company recognized a pre-tax pension settlement charge in Other expenses / (income) of $54 million ($41 million after tax, or $.13 per share). In the nine-month period of fiscal 2020, the company recognized a pre-tax pension settlement charge in Other expenses / (income) of $43 million ($33 million after tax, or $.11 per share). In the third quarter of fiscal 2019, the company recognized a pre-tax pension settlement charge in Other expenses / (income) of $28 million ($22 million after tax, or $.07 per share). The settlements resulted from the level of lump sum distributions from the plans' assets.
(3)On April 26, 2020, the company entered into an agreement to sell its limited partnership interest in Acre Venture Partners, L.P. The transaction closed on May 8, 2020. In the third quarter of fiscal 2020, the company recognized a loss in Other expenses / (income) of $45 million ($35 million after tax, or $.12 per share) as a result of the pending sale.
(4)In the nine-month period of fiscal 2020, the company recorded a loss in Other expenses / (income) of $64 million ($41 million after tax, or $.13 per share) on the sale of its European chips business.
(5)In the nine-month period of fiscal 2020, the company recorded a loss in Interest expense of $75 million ($57 million after tax, or $.19 per share) on the extinguishment of debt.
(6)In the nine-month period of fiscal 2019, the company recorded a tax charge of $2 million ($.01 per share) related to a transition tax on unremitted foreign earnings under the enactment of the Tax Cuts and Jobs Act.
(7)For the year ended July 28, 2019, the company performed an assessment on the assets within the European chips business and recorded a non-cash impairment charge of $16 million ($13 million after tax, or $.04 per share) on intangible assets in Other expenses / (income).
(8)For the year ended July 28, 2019, the company incurred losses of $122 million in Other expenses / (income) ($93 million after tax, or $.31 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans.
Discontinued Operations
(1)In the third quarter of fiscal 2019, the company recorded a reversal of a $1 million pre-tax and after-tax charge related to the cost savings initiatives. In the nine-month period of fiscal 2019, pre-tax and after-tax charges related to the cost savings initiatives were not material.
(4)In the nine-month period of fiscal 2020, the company recognized net gains of $1.04 billion ($1.00 billion after tax, or $3.29 per share) associated with the sale of Campbell International. In the third quarter of fiscal 2019, the company incurred pre-tax expenses of $24 million associated with the sale process of the businesses in Campbell Fresh, including transaction costs. In addition, the company recorded tax expense of $29 million as deferred tax assets on Bolthouse Farms were not realizable. The aggregate impact was $47 million after tax, or $.16 per share. The company also incurred costs of $2 million ($1 million after tax) associated with the planned divestiture of Campbell International. The total aggregate impact was $48 million after tax, or $.16 per share. In the nine-month of fiscal 2019, the company incurred pre-tax expenses of $31 million associated with the sale process of the businesses in Campbell Fresh, including transaction costs, and recorded tax expense of $29 million on the deferred tax assets that were not realizable. The aggregate impact was $52 million after tax, or $.17 per share. The company also incurred costs of $7 million ($5 million after tax, or $.02 per share) associated with the planned divestiture of Campbell International. The total aggregate impact was $57 million after tax, or $.19 per share.
For the year ended July 28, 2019, the company incurred pre-tax expenses of $32 million associated with the sale process of the businesses in Campbell Fresh, including transaction costs. In addition, the company recorded tax expense of $29 million as deferred tax assets on Bolthouse Farms were not realizable. The aggregate impact was $51 million after tax, or $.17 per share. For the year ended July 28, 2019, the company also incurred costs of $12 million ($10 million after tax, or $.03 per share) associated with the planned divestiture of Campbell International. The total aggregate impact was $61 million after tax, or $.20 per share.
(7) In the first quarter of fiscal 2019, the company recorded a non-cash impairment charge of $14 million ($11 million after tax, or $.04 per share) on its U.S. refrigerated soup plant assets.
In the second quarter of fiscal 2019, interim impairment assessments were performed on the intangible and tangible assets within Campbell Fresh, which included Garden Fresh Gourmet, Bolthouse Farms carrot and carrot ingredients, and Bolthouse Farms refrigerated beverages and salad dressings, as the company continued to pursue the divestiture of these businesses. The company revised its future outlook for earnings and cash flows for each of these businesses as the divestiture process progressed. The company recorded non-cash impairment charges of $104 million on the tangible assets and $73 million on the intangible assets of Bolthouse Farms carrot and carrot ingredients; $96 million on the intangible assets and $9 million on the tangible assets of Bolthouse Farms refrigerated beverages and salad dressings; and $62 million on the intangible assets and $2 million on the tangible assets of Garden Fresh Gourmet. The aggregate impact of the impairment charges was $346 million ($264 million after tax, or $.87 per share).
In the nine-month period of fiscal 2019, the total non-cash impairment charges recorded were $360 million ($275 million after tax, or $.91 per share).
In the fourth quarter of fiscal 2019, as part of the company's annual review of intangible assets, the company recognized an impairment charge of $7 million on a trademark and $10 million on goodwill in Kelsen due to a lower long-term outlook for sales and the pending sale of the business. The aggregate impact was $17 million ($12 million after tax, or $.04 per share).
For the year ended July 28, 2019, the total non-cash impairment charges recorded were $377 million ($287 million after tax, or $.95 per share).
(8) For the year ended July 28, 2019, the company incurred losses of $12 million ($9 million after tax, or $.03 per share) associated with mark-to-market adjustments for defined benefit pension plans.

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain items:

	Three Months Ended
	April 26, 2020			April 28, 2019
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$772	$4	$776	$655	$4	$659	18%
Gross margin percentage	34.5%		34.7%	33.5%		33.7%
Marketing and selling expenses	239	—	239	215	(2)	213
Administrative expenses	154	(10)	144	150	(12)	138
Research and development expenses	25	—	25	23	(1)	22
Other expenses / (income)	81	(99)	(18)	20	(28)	(8)
Restructuring charges	—	—	—	2	(2)	—
Earnings before interest and taxes	$273	$113	$386	$245	$49	$294	31%
Interest, net	55	—	55	89	—	89
Earnings before taxes	$218	$113	$331	$156	$49	$205
Taxes	52	26	78	33	11	44
Effective income tax rate	23.9%		23.6%	21.2%		21.5%
Earnings from continuing operations	$166	$87	$253	$123	$38	$161	57%
Earnings (loss) from discontinued operations	2	—	2	(39)	47	8	(75)%
Net earnings attributable to Campbell Soup Company	$168	$87	$255	$84	$85	$169	51%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.55	$.29	$.83	$.41	$.13	$.53	57%
Diluted earnings (loss) per share - discontinued operations	.01	—	.01	(.13)	.16	.03	(67)%
Diluted net earnings per share attributable to Campbell Soup Company*	$.55	$.29	$.84	$.28	$.28	$.56	50%
(a)See following tables for additional information.
*The sum of individual per share amounts may not add due to rounding.

	Three Months Ended
	April 26, 2020
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension settlement (2)	Investment losses (3)	Adjustments
Gross margin	$4	$—	$—	$4
Administrative expenses	(10)	—	—	(10)
Other expenses / (income)	—	(54)	(45)	(99)
Earnings before interest and taxes	$14	$54	$45	$113
Interest, net	—	—	—	—
Earnings before taxes	$14	$54	$45	$113
Taxes	3	13	10	26
Earnings from continuing operations	$11	$41	$35	$87
Earnings from discontinued operations	—	—	—	—
Net earnings attributable to Campbell Soup Company	$11	$41	$35	$87
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.04	$.13	$.12	$.29
Diluted earnings per share - discontinued operations	—	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company	$.04	$.13	$.12	$.29

	Three Months Ended
	April 28, 2019
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension settlement (2)	Divestitures (4)	Adjustments
Gross margin	$4	$—	$—	$4
Marketing and selling expenses	(2)	—	—	(2)
Administrative expenses	(12)	—	—	(12)
Research and development expenses	(1)	—	—	(1)
Other expenses / (income)	—	(28)	—	(28)
Restructuring charges	(2)	—	—	(2)
Earnings before interest and taxes	$21	$28	$—	$49
Interest, net	—	—	—	—
Earnings before taxes	$21	$28	$—	$49
Taxes	5	6	—	11
Earnings from continuing operations	$16	$22	$—	$38
Loss from discontinued operations	(1)	—	48	47
Net earnings attributable to Campbell Soup Company	$15	$22	$48	$85
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.05	$.07	$—	$.13
Diluted loss per share - discontinued operations	—	—	.16	.16
Diluted net earnings per share attributable to Campbell Soup Company*	$.05	$.07	$.16	$.28
*The sum of individual per share amounts may not add due to rounding.

	Nine Months Ended
	April 26, 2020			April 28, 2019
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$2,252	$6	$2,258	$2,087	$25	$2,112	7%
Gross margin percentage	34.2%		34.3%	33.0%		33.4%
Marketing and selling expenses	682	(2)	680	647	(6)	641
Administrative expenses	436	(31)	405	444	(35)	409
Research and development expenses	69	(1)	68	66	(2)	64
Other expenses / (income)	115	(152)	(37)	12	(28)	(16)
Restructuring charges	10	(10)	—	22	(22)	—
Earnings before interest and taxes	$940	$202	$1,142	$896	$118	$1,014	13%
Interest, net	281	(75)	206	270	—	270
Earnings before taxes	$659	$277	$936	$626	$118	$744
Taxes	153	73	226	147	26	173
Effective income tax rate	23.2%		24.1%	23.5%		23.3%
Earnings from continuing operations	$506	$204	$710	$479	$92	$571	24%
Earnings (loss) from discontinued operations	1,036	(1,000)	36	(260)	332	72	(50)%
Net earnings attributable to Campbell Soup Company	$1,542	$(796)	$746	$219	$424	$643	16%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$1.66	$.67	$2.34	$1.59	$.30	$1.89	24%
Diluted earnings (loss) per share - discontinued operations	3.41	(3.29)	.12	(.86)	1.10	.24	(50)%
Diluted net earnings per share attributable to Campbell Soup Company*	$5.07	$(2.62)	$2.45	$.73	$1.40	$2.13	15%
(a)See following tables for additional information.
*The sum of individual per share amounts may not add due to rounding.

	Nine Months Ended
	April 26, 2020
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension settlement (2)	Investment losses (3)	Divestitures (4)	Loss on extinguishment of debt (5)	Adjustments
Gross margin	$6	$—	$—	$—	$—	$6
Marketing and selling expenses	(2)	—	—	—	—	(2)
Administrative expenses	(31)	—	—	—	—	(31)
Research and development expenses	(1)	—	—	—	—	(1)
Other expenses / (income)	—	(43)	(45)	(64)	—	(152)
Restructuring charges	(10)	—	—	—	—	(10)
Earnings before interest and taxes	$50	$43	$45	$64	$—	$202
Interest, net	—	—	—	—	(75)	(75)
Earnings before taxes	$50	$43	$45	$64	$75	$277
Taxes	12	10	10	23	18	73
Earnings from continuing operations	$38	$33	$35	$41	$57	$204
Earnings from discontinued operations	—	—	—	(1,000)	—	(1,000)
Net earnings attributable to Campbell Soup Company	$38	$33	$35	$(959)	$57	$(796)
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.13	$.11	$.12	$.13	$.19	$.67
Diluted earnings per share - discontinued operations	—	—	—	(3.29)	—	(3.29)
Diluted net earnings per share attributable to Campbell Soup Company*	$.13	$.11	$.12	$(3.15)	$.19	$(2.62)
*The sum of individual per share amounts may not add due to rounding.

	Nine Months Ended
	April 28, 2019
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension settlement (2)	Divestitures (4)	Tax reform (6)	Impairment charges (7)	Adjustments
Gross margin	$25	$—	$—	$—	$—	$25
Marketing and selling expenses	(6)	—	—	—	—	(6)
Administrative expenses	(35)	—	—	—	—	(35)
Research and development expenses	(2)	—	—	—	—	(2)
Other expenses / (income)	—	(28)	—	—	—	(28)
Restructuring charges	(22)	—	—	—	—	(22)
Earnings before interest and taxes	$90	$28	$—	$—	$—	$118
Interest, net	—	—	—	—	—	—
Earnings before taxes	$90	$28	$—	$—	$—	$118
Taxes	22	6	—	(2)	—	26
Earnings from continuing operations	$68	$22	$—	$2	$—	$92
Loss from discontinued operations	—	—	57	—	275	332
Net earnings attributable to Campbell Soup Company	$68	$22	$57	$2	$275	$424
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.23	$.07	$—	$.01	$—	$.30
Diluted loss per share - discontinued operations	—	—	.19	—	.91	1.10
Diluted net earnings per share attributable to Campbell Soup Company*	$.23	$.07	$.19	$.01	$.91	$1.40
*The sum of individual per share amounts may not add due to rounding.

(millions, except per share amounts)	Year Ended July 28, 2019
Gross margin, as reported	$2,693
Add: Restructuring charges, implementation costs and other related costs (1)	18
Adjusted Gross margin	$2,711
Adjusted Gross margin percentage	33.4%
Earnings before interest and taxes, as reported	$979
Add: Restructuring charges, implementation costs and other related costs (1)	121
Add: Pension settlement (2)	28
Add: Impairment charges (7)	16
Add: Pension and postretirement benefit mark-to-market adjustments (8)	122
Adjusted Earnings before interest and taxes	$1,266
Interest, net, as reported	$354
Adjusted Earnings before taxes	$912
Taxes on earnings, as reported	$151
Add: Tax benefit from restructuring charges, implementation costs and other related costs (1)	29
Add: Tax benefit from pension settlement (2)	6
Deduct: Tax expense from tax reform (6)	(2)
Add: Tax benefit from impairment charges (7)	3
Add: Tax benefit from pension and postretirement benefit mark-to-market adjustments (8)	29
Adjusted Taxes on earnings	$216
Adjusted effective income tax rate	23.7%
Earnings from continuing operations, as reported	$474
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	92
Add: Net adjustment from pension settlement (2)	22
Add: Net adjustment from tax reform (6)	2
Add: Net adjustment from impairment charges (7)	13
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (8)	93
Adjusted Earnings from continuing operations	$696
Loss from discontinued operations, as reported	$(263)
Add: Net adjustment from divestitures (4)	61
Add: Net adjustment from impairment charges (7)	287
Add: Net adjustment from total pension benefit mark-to-market adjustments (8)	9
Adjusted Earnings from discontinued operations	$94
Adjusted Net earnings attributable to Campbell Soup Company	$790
Diluted earnings per share - continuing operations attributable to Campbell Soup Company, as reported	$1.57
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	.30
Add: Net adjustment from pension settlement (2)	.07
Add: Net adjustment from tax reform (6)	.01
Add: Net adjustment from impairment charges (7)	.04
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (8)	.31
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$2.30
Diluted loss per share - discontinued operations, as reported	$(.87)
Add: Net adjustment from divestitures (4)	.20
Add: Net adjustment from impairment charges (7)	.95
Add: Net adjustment from total pension benefit mark-to-market adjustments (8)	.03
Adjusted Diluted earnings per share - discontinued operations	$.31

(millions, except per share amounts)	Year Ended July 28, 2019
Diluted net earnings per share attributable to Campbell Soup Company, as reported	$.70
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	.30
Add: Net adjustment from pension settlement (2)	.07
Add: Net adjustment from divestitures (4)	.20
Add: Net adjustment from tax reform (6)	.01
Add: Net adjustment from impairment charges (7)	.99
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (8)	.34
Adjusted Diluted net earnings per share attributable to Campbell Soup Company*	$2.62
*The sum of individual per share amounts may not add due to rounding.